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                                                                    Exhibit 10.2


                   RECIPROCAL EASEMENT AND OPERATION AGREEMENT

                     AMERICAN COMMERCE CENTRE UNITS 13 & 14

      This RECIPROCAL EASEMENT AND OPERATION AGREEMENT (the "Agreement"), is made and entered into as of May 9, 2005, by and among MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation, whose address is 26255 American Drive, Southfield, Michigan 48034 ("Meadowbrook"), and MB CENTER II, LLC, a Michigan limited liability company, whose address is 101 West Big Beaver Road, Suite 200, Troy, Michigan 48084 ("Center").

                              PRELIMINARY STATEMENT

      A. Meadowbrook is the fee owner of Unit 13 and land contract vendor of Unit 14, and Center is the land contract vendee of Unit 14 (each a "Unit", and collectively, the "Units") in the American Commerce Centre, Oakland County Condominium Subdivision Plan No. 1121 ("Condominium") situated in the City of Southfield, pursuant to a Master Deed thereof, recorded on July 16, 1998, in Liber 18714, Pages 477 through 520, inclusive, Oakland County Records (the "Master Deed") as amended by First Amendment to Master Deed recorded in Liber 19915, Pages 599 through 610, Second Amendment to Master Deed recorded in Liber 20091, Pages 811 through 820, Third Amendment to Master Deed recorded in Liber 20131, Pages 335 through 344, Fourth Amendment to Master Deed in Liber 20998, Pages 689-698, Fifth Amendment to Master Deed recorded in Liber 22509, Page 798 through 807 and Sixth Amendment to Master Deed has been recorded in Liber 35437, Page 559 ("Sixth Amendment"). The Sixth Amendment has been recorded to subdivide Unit 3 of the Condominium as originally established by the Master Deed to create Units 13 and 14 as depicted on the Sixth Amendment.

      B. Meadowbrook has engaged in the construction of an office building on Unit 13 consisting of approximately 66,427 square feet (which includes a portion of the Connector, as defined in Section 1.01), an appurtenant parking lot, driveways, and a Connector which consists of approximately 15,425 square feet which connects the building on Unit 13 to the proposed building on Unit 14. The Connector will be appurtenant to Units 13 and 14 and include a certain area designated as an atrium (the "Atrium") for use by Units 13 and 14. The Connector also includes certain components which are part of the Unit 13 building (including an elevator shaft, a third floor and a partial second floor) and components which are part of the Unit 14 building (including an elevator shaft). Meadowbrook and Center hereby establish certain common areas (collectively, "Common Areas") which shall include common driveways on land included in their respective Units, the Atrium and a certain passenger drop off area at the entrance of the Atrium. More specifically, the Common Areas consist of the areas designated as: (i) "Site Access Ingress/Egress Easement" on Sheet No. 3 of Exhibit "A-2" attached hereto, (ii) the areas designated as "Nonexclusive Easement Benefiting Unit 14" on Sheet No(s). 5, 6, 7, 8, 9 and 10 of Exhibit "A-2" attached hereto, and (iii) the areas designated as "Nonexclusive Easement Benefiting Unit 13" on Sheet No(s). 5, 6, 7, 8, 9 and 10 of Exhibit "A-2" attached hereto. The


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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parking lot and driveway areas within each Unit are depicted on Sheet 3 of
Exhibit "A-2". Meadowbrook and Center are sometimes referred to herein as an "Owner" or the "Owners." The office buildings, appurtenant drives and parking lot areas, and the Connector are sometimes referred to herein as the "Improvements."

      C. Owners have agreed to enter this Agreement in order to: (i) grant each other certain reciprocal easements and (ii) identify the rights, obligations and restrictions regarding the operation and maintenance of each Owner's respective Unit and Common Area. Such easements, obligations and restrictions shall be binding upon the Owners and their successors and assigns and are imposed upon each Unit and shall be appurtenant to and run with and against the land.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby grant, covenant, and agree as follows:

                            ARTICLE I -- IMPROVEMENTS

      Section 1.01. Improvements. Each Owner shall construct its building only in material conformity with the rendering prepared by Rossetti and Associates which depicts the buildings on Unit 13 and 14, and a four-story connector connecting the building on Unit 13 to the building Unit 14 (the "Connector") and which is attached hereto as Exhibit "A-1".

                        ARTICLE II -- RECIPROCAL EASEMENTS

      Section 2.01. Access to Common Areas. Each Owner hereby grants and conveys to the other Owner for the benefit of the other Owner, the other Owner's Unit and its tenants, employees, guests, licensees and invitees (collectively, "Occupants"), a perpetual non-exclusive, irrevocable and reciprocal easement over, and right to the use of the Common Areas, for purposes of ingress and egress during the term of this Agreement and for such other purposes as shall be consistent with the nature of the Common Areas.

      Section 2.02. Ingress, Egress and Parking Easement. Each Owner hereby grants and conveys to the other Owner for the benefit of the other Owner, the other Owner's Unit, all future Owners and all present and future Occupants of the other Unit, a perpetual, non-exclusive, irrevocable and reciprocal easement over and right to the use of the parking lots, roads (including without limitation the Park Access Drive depicted on Sheet 3 of Exhibit "A-2" attached hereto), driveways and sidewalks now or hereafter located on each Owner's Unit, for purposes of vehicular and pedestrian ingress and egress to and from the other Unit and to and from all abutting streets or rights-of-way furnishing access to the Units, and for parking.

      Section 2.03. Utility Easements. Each Owner hereby declares, grants and conveys to the other Owner for the benefit of the other Owner and the other Owner's Unit, an easement in, to, over, under and across its Unit for the purposes of permitting the installation, maintenance, repair, replacement, removal and relocation of underground storm sewer lines, sanitary sewer pipes, water and gas mains, electric power lines, telephone lines, and other underground utility lines (each a "Utility Line" and, collectively, the "Utility Lines"), for the purpose of providing service to the Improvements. The Utility Line(s) shall be located as shown on Sheet No. 4 of Exhibit "A-2" attached hereto. Each Owner shall have the right to relocate any Utility Line(s) which services only that Owner's Unit, but which crosses the other Unit, upon the written approval as to the exact location of the easement from the Owner of the Unit being crossed. Such approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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foregoing, the relocation of the Utility Line(s) shall not materially interfere with the use of any Owner's Unit and Improvement thereon.

      Section 2.04. Temporary Construction Easement. In connection with any construction work to be performed in the development of the Improvements, each Owner hereby grants the other temporary easements for incidental temporary encroachments onto its Unit. The permitted encroachments are those which may occur as a result of the adjacent Unit's construction, so long as such encroachments are temporary in nature, kept within the reasonable requirements of the construction worksite, and do not interfere with the operation of the constructed Improvement. The encroaching Owner agrees to indemnify, defend and hold harmless the Owner of the land encroached upon from all claims, liability, cost and expense (including attorney fees and court costs) arising as a result of the encroachment. The permitted encroachments are permissible provided that reasonable liability insurance (not less than $3,000,000.00 per occurrence) is maintained which protects the Owner being encroached from any and all risks associated with the encroachment. However, no encroachment in violation of applicable building, zoning, or land use codes or laws shall be deemed permitted by this Section 2.04 during any period of the construction. In the event that the construction of the Unit 13 building is complete and the Owner and its Occupants have entered the Improvement, the Owner of the Unit 14 building shall use reasonable and diligent efforts not to unreasonably interfere or impede in the use of the Common Areas or otherwise interfere with the Occupants' business activities during construction.

            ARTICLE III -- OPERATION OF IMPROVEMENTS AND COMMON AREAS

      Section 3.01. Property Management and Maintenance.

      (a) Individual Buildings. Each Owner shall manage and maintain and have the right to contract for its own property management and maintenance company(s) for its own building, independent of one another. In any event, each party shall manage and maintain their building in a manner consistent with first-class office buildings in Southeast Michigan and in accordance with the Bylaws of the Master Deed for the Condominium. For the purposes of this Agreement, maintenance shall include all repair and replacement of Improvements.

      (b) Connector, Common Area and Parking Lots. The Owner of Unit 13 shall be responsible for managing, maintaining, cleaning, repairing and replacing the Atrium, the exterior walls and roof of the Connector and the Common Areas on a day to day basis. The Owner of Unit 13 and the Owner of Unit 14 shall each be responsible for its Proportionate Share (as defined in Section 3.03) of the costs incurred with the management, maintenance, cleaning, repair and replacement thereof. The Owner of Unit 13 shall select the company which will manage and maintain the Atrium, the exterior walls and roof of the Connector and the Common Areas but, prior to engaging a property manager, the Owner of Unit 13 shall consult with the Owner of Unit 14. At that time, the Owner of Unit 14 may offer a proposal of its own for the management contract. The Owner of Unit 13 shall consider all proposals including, but not limited to, the proposal made by the Owner of Unit 14. Each Owner shall be responsible for managing, maintaining, cleaning, repairing and replacing the grounds, landscaped areas and the parking lots (the "Unit Exterior Maintenance") on that Owner's Unit, on a day to day basis, including without limitation the repair of lighting fixtures and the replacement of light bulbs. Notwithstanding the foregoing, the Owners of both Units shall endeavor to agree on a common manager/maintenance contractor(s) to perform the Unit Exterior Maintenance on both Units. If the Owners so agree, the costs of the Unit Exterior Maintenance shall be paid by both owners according to their Proportionate Share in the same manner as the Common Area maintenance


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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expenses as provided above, except for those expenses to be specifically incurred by each Owner pursuant to Section 3.01(c) which shall be paid separately by the Owner(s),, unless the Owners shall expressly agree otherwise. Each Owner shall pay its Proportionate Share for the expenses associated with having a property manager maintain the Connector and Common Areas and, if applicable, Unit Exterior Maintenance. If the manager is an affiliate of the Owner of either Unit, the manager's fees will not exceed those generally charged by managers of first-class office buildings in Southeast Michigan. The Owner of Unit 13 shall manage, maintain, clean, repair and replace the Connector and Common Areas in a manner consistent with first-class buildings in Southeast Michigan and in compliance with the Master Deed of the Condominium, and the Owner or Owners responsible for the Unit Exterior Maintenance shall comply with the same standard. The Owner of Unit 13 shall not have an obligation to consult with the Owner of Unit 14 until such time as Unit 14's building has been completed.

      (c) Parking Lot Repair and Replacement. Each Owner shall, at all times and at its own expense, be responsible for repairing, re-paving, re-striping, and replacing the markings on the surface of the parking lots contained within the boundaries of such Owner's Unit, from time to time and as necessary, to provide for orderly parking of automobiles. Each Owner shall repair, re-pave, re-stripe and otherwise mark its parking lots in accordance with Sheet 3 of Exhibit "A-2" and in a manner consistent with other first-class properties in Southeast Michigan and in compliance with the Master Deed of the Condominium.

      Section 3.02. Proportionate Share Defined. Each Owner's Proportionate Share of costs incurred shall be a fraction, whereby the numerator shall be the total square footage of the floor area of an Owner's building and the denominator is the total square footage of the floor area of both buildings (hereinafter, the "Proportionate Share"). The calculation of total square footage of Unit 13 shall consist of the floor area of the building located on Unit 13. The calculation of total square footage for the Unit 14 building shall consist of the floor area of the building located on Unit 14. The total floor area of the Unit 13 building is 66,427 square feet and the total floor area of the Unit 14 building is anticipated to be 82,590 square feet. The actual square footage of the building on Unit 14 will be determined upon completion of construction of the same and, if the actual square footage varies from the anticipated square footage by more than 820 square feet, the Proportionate Shares of the parties will be recalculated.

      The sole purpose of identifying the square footage measurements of each building, noted in this Section 3.02, is to establish each Owner's Proportionate Share. The values noted herein are not to be considered a determinative value for purposes of leasing space within the respective buildings.

      Section 3.03. Payment/Reimbursement of Proportionate Share. At reasonable intervals, not more frequently than monthly nor less frequently than quarterly, the Owner of Unit 13, or its designated property manager, shall submit invoices for the expenses incurred for the costs and expenses identified in this Agreement as costs for which the Owners are proportionately responsible. The Owner of Unit 14 shall pay its Proportionate Share thereof to the Owner of Unit 13, or its designated property manager, within thirty (30) days of receiving the invoice, and the Owner of Unit 13 shall pay its Proportionate Share within the same thirty (30) day period. In the event that either Owner has paid the full amount of any cost to be shared by the Owners of both Units 13 and 14 pursuant to this Agreement and is thereby entitled to be reimbursed by the other Owner, the other Owner shall reimburse the Owner entitled to reimbursement within thirty (30) days of receiving a written statement of the obligation, together with paid invoices or other reasonable supporting documentation. Any expenditure by the


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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Owner of Unit 14 and any dispute arising under this Section 3.03 concerning a reimbursement right or obligation shall be governed by the terms of Article VI, Remedies.

      Section 3.04. Each Owner's Responsibilities. Each Owner shall be responsible for the maintenance and repair of its own Unit and Improvements thereon, except as expressly described in this Agreement.

      Section 3.05. Parking Area.

      (a) Parking Allotment and Location. Each Unit contains a parking lot intended to serve the Occupants of that Unit. The Owners acknowledge that it is undesirable to block access to one another's parking lots and that a certain amount of mutually shared use of their respective parking areas is therefore likely to occur. Each Unit Owner agrees that neither building will be leased to or occupied by a user whose intensity of use will unduly burden the parking areas. To that end, it is agreed that the Owner of Unit 13 will not permit the Unit 13 building to be occupied by more than one person for each 175 square feet of "useable floor area" (as defined in Section 3.05(b)) within the Unit 13 building, and the Owner of Unit 14 will not permit the Unit 14 building to be occupied by more than one person for each 200 square feet of "useable floor area" within the Unit 14 building.

      (b) Useable Floor Area. Shall be the sum of the gross horizontal floor areas of all the floors of the building or structure and of all accessory buildings measured from the interior face of the exterior walls and which may be made usable for human habitation but excludes the horizontal floor area of heater rooms, mechanical equipment rooms, attics, light shafts, public corridors, public stairwells, elevator shafts, and public toilets.

      (c)   Reserved Parking. Notwithstanding the terms of Section 2.02 or this
Section 3.05, each Owner shall have the right to mark and reserve up to twenty
(20) parking spaces within the boundaries of its Unit for use exclusively by visitors or other persons designated by such Owner.

      Section 3.06. Utilities.

      (a) Each Owner shall be responsible for its own costs associated with the consumption of all utilities in the operation of the Improvements within that Owner's Unit.

      (b) The heating and cooling system for the Atrium is provided by means of the Unit 13 heating, ventilating and air-conditioning system. The cost of providing such service (including equipment maintenance and repair and natural gas costs, but excluding electricity costs) deemed attributable to the Atrium shall be one hundred twenty-five one-thousandths (.125) or twelve and one-half percent (12.5%) of Unit 13's total costs incurred for the service provided in this Section 3.06(b). (Such percentage represents the ratio of twice the floor area of the Atrium to the total floor area of the Unit 13 building plus twice the floor area of the Atrium.) Each Owner shall pay a Proportionate Share of the cost of heating, ventilating and cooling attributable to the Atrium. The Atrium is separately metered for electric power. Each Owner shall pay its Proportionate Share of the cost of electricity attributed to the Atrium. The Owner of Unit 13 or its manager will invoice the Owners for their respective Proportionate Shares.

      (c) There is a single electric meter for lighting both parking lots. A single water meter for sprinkling the grounds, and landscaping has been or will be installed for both parking


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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lots, grounds and landscaping. The Owner of Unit 13 or its manager will receive the electric and water bills and will invoice the Owners for their Proportionate Shares.

      Section 3.07. Utility Line and Service. Each Owner shall be solely responsible for maintenance and repairs associated with the Utility Lines located on its own Unit to the extent that such Utility Line provides service solely to that Owner's Unit. If a Utility Line is exclusively servicing one Unit and crosses the other Unit, such Utility Line shall be maintained by the Owner of the Unit served by the Utility, subject to the provisions of Section 2.02. Utility Lines serving both Units and Common Areas shall be serviced by the Owner of the Unit where the line is located, but each Owner shall pay its Proportionate Share of the cost of maintenance and repair of such line. In no event shall either Owner be liable for any costs, expenses, lost profits or other damages resulting from either Owner's loss of power or other utility service for any reason, excluding gross negligence or willful misconduct.

      Section 3.08. Elevators. The Improvements shall have four (4) elevators located in the Connector. Two (2) elevators are located in the Improvement of each Owner's Unit. Each Owner shall maintain and repair their respective elevators and related elevator equipment which service that Owner's Improvement. An elevator equipment room located on the first floor of the Connector, depicted on sheet 5 of Exhibit "A-2", and shall be deemed to be a Common Area. This room is accessible by both Unit Owners due to their reciprocal easements granted to each other providing for access.

      Section 3.09. Taxes. Each Owner shall pay, prior to any penalty attaching thereto, all real estate taxes, assessments and personal property taxes, if any, imposed upon its Unit and the Improvements located thereon.

      Section 3.10. City of Southfield Access Easement. Each Owner shall pay a Proportionate Share of the cost of maintaining, repairing and replacing the ingress and egress easement which has been granted to the City of Southfield for the purpose of ingress and egress to the city park known as Pebble Creek as long as the easement is in existence.

      Section 3.11. Roof Maintenance. Each Owner shall be solely responsible for the cost of repairs of the roof above its own building. In addition, each owner shall be responsible for its Proportionate Share of expenses attributable to the repair or replacement of the roof above the Connector as provided in Section 3.01(b). The Owner of Unit 13 shall be responsible for repairing and replacing the roof above the Connector and shall determine in its reasonable discretion the necessity of repair or replacement of the roof above the Connector and shall follow the procedure setout in Section 3.01(b) herein.

      Section 3.12. Signage.

      (a) Monument Signage. Each Unit Owner or its tenant shall have the right to display its name and logo on one-half of the visible space on any monument sign (the "Signage") installed at the entry of the driveway from American Drive. The Owner of Unit 13 will have the upper half of the sign space. Each owner shall pay 50% of the cost associated with obtaining, operating and maintaining the Signage. An Owner, who desires to modify the Signage, must obtain written approval of its proposed modifications and changes from the other Owner; an Owner's approval will not be unreasonably withheld or delayed as long as the proposed modification is in conformity with the first two (2) sentences of this
Section 3.12(a).


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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      (b)   Building Signage. Each Owner shall be responsible for the expense of its own building signage. Each Owner shall maintain and repair its own building signage and shall only implement building signage placed on its respective Improvement that is in compliance with local zoning ordinances and the Master Deed.

      (c) Park Signage. In the event that the Pebble Creek Park is no longer used for purposes of a public park and the ingress/egress easement for the park is terminated, the Owners of Unit 13 and 14 shall collectively have the right to use the monument sign to be installed to identify the park, or to place a new monument sign at the entrance currently marking the entrance of the park, provided such additional sign is in compliance with the zoning ordinances and the Master Deed. The use of, and sharing of the cost of, such sign shall be in accordance with Section 3.12(a) above.

      Section 3.13. Constructing Unit 14's Improvement.

      (a) Construction Entrance. Upon the commencement of construction, all contractors, sub-contractors, vendors and any other person supplying Unit 14 with labor and materials shall enter the Unit from the southern most entrance on American Drive.

      (b) Staging Area. An area which is located in the northwestern region of Unit 14, to the north of the proposed Improvement and nearest to I-696, shall be the sole area designated for the collection of construction materials and vehicles being used in the building of the Improvement.

      (c) Fencing. The Improvement shall be secured with a screening fence around its perimeter during construction. The Owner of Unit 14 shall be responsible for the removal of all construction debris and trash generated from performing construction.

      (d) Utilities. The Owner of Unit 14 shall have the necessary utility meters in place at the time construction begins and pay for the expense of electricity, water, and gas consumed by it and its contractors during construction.

      (e) Prior to commencement of the construction of Unit 14's Improvement and until full completion thereof, the Owner of Unit 14 shall secure, pay for and maintain during the construction of and fixturing work within the Improvement, the following form of insurance coverage:

            Comprehensive General Liability Insurance - (including Contractor's Protective Liability, Completed Operations, Contractual Liability, Explosive and Collapse Coverage), with Combined Single Limit of Three Million ($3,000,000) each occurrence with respect to bodily injury and or property damage.

      (f) The Owner of Unit 14 agrees that, during the construction of Unit 14's Improvements, it shall hold and save the Owner of Unit 13 harmless from any and all liability, claims and damages incurred by the Improvements on Unit 13 as a result of the construction of Unit 14's Improvements. The Owner of Unit 14 shall likewise hold and save the Owner of Unit 13's interest in the Connector harmless from any and all construction liens and damages incurred as a result of the construction of Unit 14's Improvements.

      (g) The Owner of Unit 14 shall take all reasonably necessary measures to minimize any damage, disruption or inconvenience caused by such work, and make adequate provision for the safety and convenience of all persons affected thereby. Dust, noise and other effects of


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

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such work shall be controlled using accepted methods customarily utilized in order to reasonably control such conditions.

      Section 3.14. Access. The Owners shall not install or construct a fence or other barrier anywhere along the common boundary between the Units or in the Common Areas, or elsewhere in the parking lot areas (other than customary parking curbs between opposing parking spaces) of Units 13 and 14 which would obstruct the passage of pedestrian or vehicular travel across the parking lots, driveways or sidewalks.

                     ARTICLE IV -- LIABILITY INDEMNIFICATION

      Section 4.01. Liability Indemnification. Each Owner shall indemnify and hold the other Owner and its Occupants (the "Indemnitees") harmless (except for loss or damage resulting from the tortious acts of the Indemnitee(s)) in connection with the loss of life, personal injury and damage to property arising from or out of any occurrence in the indemnifying Owner's Improvement or upon indemnifying Owner's Unit (except to the extent arising from the willful misconduct of the Indemnitee being indemnified) or occasioned wholly or in part by any act or omission of said indemnifying Owner, or its Occupants. This indemnification shall exist only to the extent that the basis for the indemnity claim would be covered by insurance the indemnitor Owner is required to carry.

      Section 4.02. Liability Coverage for the Unit(s). Each Owner shall maintain or cause to be maintained comprehensive general commercial liability insurance insuring against claims on account of loss of life, bodily injury or property damage that may arise from, or are occasioned by the condition, use or occupancy of the Unit of the insured Owner. Each Owner's liability insurance coverage shall name the Association, the other Owner, and both Owners' mortgagees as additional insureds on their policy. Said insurance shall be carried by a reputable insurance company qualified to do business in the State of Michigan, having limits of not less than $3,000,000 per occurrence. Each Owner shall, upon written request from the other, furnish certificates of insurance and a copy of the policy evidencing the existence of the insurance carried pursuant to this Section 4.02.

      Section 4.03. Liability Coverage for the Connector and Common Areas. The Owner of Unit 13 shall maintain or cause to be maintained comprehensive general commercial liability insurance insuring against claims on account of loss of life, bodily injury or property damage that may arise from, or are occasioned by the condition, use or occupancy of the Atrium and Common Areas. Each Owner shall pay its Proportionate Share of the expense of such insurance. The liability insurance coverage shall name both Owners and, upon written request by either Owner, such Owners' mortgagee as additional insureds on the policy. Said insurance shall be carried by a reputable insurance company qualified to do business in the State of Michigan, having limits of not less than $3,000,000 per occurrence. If the Atrium and Common Area liability insurance is included in Unit 13 building liability insurance, the Owner of Unit 13 shall make an allocation based exclusively on the relative square footages of the floor area of the Atrium and the floor area of the remainder of the building(s) covered by such insurance.

      Section 4.04. Waiver of Subrogation. Each Owner hereby grants to the other, on behalf of its insurer providing such public liability and property damage insurance, a waiver of any right of subrogation, to the extent available, that each may acquire against the other by virtue of the payment of any loss under such insurance, and upon request of the other party shall cause its insurer to furnish evidence of such waiver of subrogation.


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
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                     ARTICLE V -- CASUALTY AND EMINENT DOMAIN

      Section 5.01. Casualty.

      (a) If either, or both, Owner's Improvement is damaged or destroyed by fire or other cause, the Owner whose Improvement is damaged shall promptly: (i) repair, restore, or rebuild the Improvement damaged or destroyed, or (ii) raze any damaged building, fill any excavation, and perform any other work necessary to return that portion of the Improvement to a clean, sightly and safe condition.

      (b) In the event the Connector and Common Areas are damaged or destroyed, then to the extent not covered by insurance proceeds, each Owner shall pay its Proportionate Share of the cost of restoring or rebuilding the Common Areas to a clean, sightly, and safe condition. In the event the Connector and or Common Areas are damaged, the Owner(s) shall collectively perform the work necessary to return the area to a clean, sightly and safe condition. Insurance proceeds attributable to the Connector and Common Areas shall be paid to the Owner of Unit 13 and shall be used to repair and restore the Connector and Common Areas; provided, if both buildings have been destroyed, and both Owners have determined not to restore their buildings, then the Connector shall not be restored, and the proceeds of the Connector insurance shall be used first to demolish the Connector and return the site to a clean, sightly and safe condition, and the balance shall be distributed to the parties in accordance with their Proportionate Shares.

      Section 5.02. Casualty Insurance. In order to assure performance of its obligations under Section 5.01, upon completion of each Owner's building each Owner shall cause to be carried fire and extended coverage insurance for the full replacement cost of its own Improvement. The Owner of Unit 13 shall maintain fire and extended coverage for the full replacement cost of the Connector and Common Areas naming both Owners as insured parties, and each Owner shall pay its Proportionate Share of the cost of such policy. The Owners of Units 13 and 14 shall each have the obligation to pay their Proportionate Share of the costs of insuring the Connector and Common Areas commencing upon execution of this Agreement. Insurance coverage shall be in amounts at least sufficient to avoid the effect of any co-insurance provisions of such policies. Any cost of repair or restoration of the Connector and Common Areas not covered by insurance proceeds shall be paid by each Owner in proportion to its Proportionate Share.

      Section 5.03. Eminent Domain. In the event that the whole or any part of a Unit is taken by right of eminent domain or any similar authority of law (in each case a "Taking"), the entire award for the value of the land and improvements taken shall belong to the Owner of the Unit taken or to such Owner's mortgagees or tenants, as their interest may appear, subject only to the Owner's mortgage lender's commercially reasonable limitations on the availability and use of the award; provided, if the Connector is taken the condemnation proceeds attributable to the Connector shall be paid to the parties based on their respective percentage ownership interests in the Connector. The other Owner shall not have a right to claim any portion of such award by virtue of any interest created by this Agreement. The Owner of a Unit which is not the subject to a Taking may, however, file a collateral claim with the condemning authority over and above the value of the property being taken, to the extent of any damage suffered by such Owner resulting from the severance of the land or improvements taken, if such claim shall not operate to reduce the award allocable to the Unit taken. In the event of a partial Taking, the Owner of the portion of the Unit taken shall maintain and or restore its Improvement and Common Areas associated


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14
therewith to the condition existing prior to the Taking, without contribution from the other Owner. Any portion of any condemnation award necessary for the maintenance or restoration shall be held in trust and applied for such purpose.

                              ARTICLE VI -- REMEDIES

      Section 6.01. Awards; Lien Rights Disputes.

      (a) If either Owner defaults in the performance of its obligations under this Agreement (for purposes of this section called the "Defaulting Owner") and which materially and adversely affects the other Owner or any Occupant of the other Owner's Unit (an "Affected Party"), then the Affected Party shall, after expiration of thirty (30) days following written notice given to the Defaulting Owner (or in the event of an emergency after such notice as is practical under the circumstances) and failure of the Defaulting Owner to cure the default, have the right to perform such obligation on behalf of the Defaulting Owner. In the event of a dispute between the Owners concerning whether or not a default has occurred, either Owner shall be entitled to resolve the dispute as provided in
Section 6.05. The Defaulting Owner shall promptly, and in any event within thirty (30) days following submission of a statement of same with reasonable and appropriate supporting documentation, reimburse the Affected Party the reasonable cost thereof, together with interest thereon from the date of outlay at a rate equal to the lesser of (i) two percent (2%) in excess of the prime lending rate published in The Wall Street Journal for commercial loans made by money center banks or (ii) the highest rate permitted by applicable law (the "Interest Rate"). If an Owner disputes the existence or amount of liability or obligation set forth in such notice from the other Owner, then the parties shall proceed to arbitration.

      (b) Any right to reimbursement shall, together with interest thereon as aforesaid, be secured by a lien on the Unit and Improvement thereon owned by the Defaulting Owner, which lien shall be effective upon the recording of a notice of non-payment in the Office of the Register of Deeds in Oakland County, Michigan. The lien shall be subordinate to the lien of a first mortgage then of record. The Affected Party may foreclose its lien in the manner provided under Michigan Law for the judicial foreclosure of mortgages. The Affected Party may file its notice of lien at any time following a failure to timely pay a required reimbursement. .

      Section 6.02. Non-Waiver. No delay or omission of any Owner in the exercise of any right accruing upon any default of any other Owner shall impair such right or be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default. A waiver by any Owner of a breach of, or a default in, any of the terms and conditions of this Agreement by any other Owner shall not be construed to be a waiver of any subsequent breach of or default in the same or any other provision of this Agreement. Except as otherwise specifically provided in this Agreement, (i) no remedy provided in this Agreement shall be exclusive but each shall be cumulative with all other remedies provided in this Agreement; and (ii) any decision rendered and award granted by an arbitrator shall be binding unto the Owners. In any event, neither Owner shall be liable to the other Owner for any punitive, speculative or consequential damages.

      Section 6.03. Non-Terminable Agreement. No breach of a provision(s) of this Agreement shall entitle an Owner to rescind or otherwise terminate this Agreement. This limitation shall not affect, in any manner, rights or remedies which an Owner may have by reason of the breach of a provision(s) of this Agreement in accordance with Section 6.05. No breach of a provision(s) of this Agreement shall defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value recorded on title.


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

      Section 6.04. Force Majeure. In the event any Owner or any other party who shall be delayed or hindered in or prevented from the performance of any act required to be performed by such party by reason of Acts of God, strikes, lockouts, unavailability of materials, failure of power, prohibitive governmental laws or regulations, riots, insurrections, the act or failure to act of the other party, inclement weather conditions which prevent the performance of work ("Abnormal Weather Conditions") as certified to by the party claiming Abnormal Weather Conditions, or other reason beyond such party's control (collectively, "Force Majeure"), then the time for performance of such act shall be extended for a period equivalent to the period of such delay. Lack of adequate funds or financial inability to perform shall NOT be deemed to be a cause beyond the control of such party.

      Section 6.05. Arbitration. Disputes, claims, or grievances arising out of or relating to the interpretation and application of this Agreement, or any disputes, claims or grievances arising among or between the Owners (but excluding any claim of a right to foreclose, or foreclosure of, any lien and any question affecting the claim of title of any person to any Unit, which may only be resolved by a court of competent jurisdiction), shall be submitted to arbitration and the parties thereto shall accept the arbitrator's decision as final and binding. The prevailing party shall be entitled to recover its costs and reasonable attorney's fees from the losing party, which costs and fees shall be included in the arbitration award. The Commercial Arbitration Rules of the American Arbitration Association, as amended and in effect from time to time hereafter, shall be applicable to any such arbitration. If an arbitrator, as a result of arbitration, determines that either party is entitled to recover from the other, then the Affected Party entitled to a recovery may file or maintain a lien against the Unit of the other Owner and thereafter foreclose the lien in the manner provided under Michigan Law for the judicial foreclosure of mortgages.

                               ARTICLE VII -- TERM

      Section 7.01. Term. This Agreement shall be perpetual in term. The easements, rights, obligations and liabilities created by this Agreement shall be deemed to be covenants running with the land and be binding upon the Owners and their respective successors, assigns and designees.

                       ARTICLE VIII -- EFFECT OF INSTRUMENT

      Section 8.01. Mortgage Subordination. Any mortgage or deed of trust affecting either Unit shall at all times be subject and subordinate to the terms of this Agreement, except to the extent provided in Section 6.01(b) above or as otherwise expressly provided to the contrary in this Agreement, and any party foreclosing any such mortgage or deed of trust, or acquiring title by deed in lieu of foreclosure or trustee's sale shall acquire title subject to all of the terms and provisions of this Agreement. Each party hereto represents and warrants to the other party that there is no presently existing Mortgage or deed of trust lien on its Unit, other than mortgage or deed of trust liens that are expressly subordinate to the lien of this Agreement.

      Section 8.02. Binding Effect. Every agreement, covenant, promise, undertaking, condition, easement, right, and restriction made, granted or assumed, by any Owner to this Agreement is made by such Owner(s) not only personally for the benefit of the other Unit hereto, but also as a covenant running with the land and an equitable servitude on the Unit which is appurtenant to and for the benefit of the other Unit. By acceptance of the title of a Unit, the transferee shall automatically be deemed to have assumed all obligations of this Agreement relating thereto from and after the date of such transfer to the extent of its interest in its Unit. A


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14
transferee shall execute any and all instruments and perform any and all obligations reasonably required to carry out the intention of this Agreement. Upon the completion of such transfer, the transferor shall be relieved of all further liability under this Agreement, except for such liability associated with those matters that remain unsatisfied that may have arisen during its period of ownership of the Unit conveyed.

      Section 8.03. Responsibility. Notwithstanding anything to the contrary contained herein, each party to this Agreement shall be liable and responsible for the obligations, covenants, agreements and responsibilities created by this Agreement and any discrepancy, disagreement or denial of responsibility therewith shall be subject to an arbitration proceeding whereby the arbitrator's award is binding pursuant to 6.05 above.

      Section 8.04. Release. Upon a sale or other transfer of substantially all of a Unit, the Owner of such Unit shall cease to be responsible or liable for obligations that become due after the date of such sale or transfer. If the management rights and duties of the Unit 13 Owner are not assumed by the Unit 13 Owner's successor, in writing and prior to the closing of the transfer of Unit 13, the Unit 14 Owner, or its successor, may permanently undertake such duties and obligations identified in Section 3.01(b). In all events, each Owner of a Unit shall be liable for its Proportionate Share of Costs as described herein.

                              ARTICLE IX -- NOTICES

      Section 9.01. Any notice, report or demand required, permitted or desired to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if it is sent by a nationally recognized overnight courier service, delivered personally or mailed by registered or certified mail, return receipt requested, to the addresses given below or to such other address as the respective parties may from time to time designate by like notice, as follows:

      If to Unit 13:          Meadowbrook Insurance Group, Inc.
                              26255 American Drive
                              Southfield, Michigan 48034
                              Attention:  General Counsel

      If to Unit 14:          MB Center II, LLC
                              101 West Big Beaver Road, Suite 200
                              Troy, Michigan 48084
                              Attention:  A. Mathew Kiriluk, II

      Section 9.02. Copies of all notices to either Owner shall also be delivered to any holder of a first mortgage on that Owner's Unit who delivers to the other Owner a written request to receive copies of such notices.

      Any notice sent by certified or registered mail, return receipt requested, shall be deemed given on the third (3rd) business day following the date such notice was deposited in the U.S. mail. Any notice delivered personally shall be deemed given upon its delivery and any notice sent via a nationally recognized overnight courier service shall be deemed given on the next business day after such notice was sent.


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

                            ARTICLE X -- MISCELLANEOUS

      Section 10.01.

      (a) If any provision of this Agreement, or portion thereof, or the application thereof to any person or circumstances, shall be held invalid, inoperative or unenforceable, the remainder of this Agreement shall not be affected thereby. Any invalid provision shall not be deemed to affect the consideration for this Agreement. Each remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      (b) This Agreement shall be construed in accordance with the laws of the State of Michigan and the Venue for any legal action arising out of this Agreement shall be Oakland County, Michigan.

      (c) The Article headings in this Agreement are for convenience only, shall in no way define or limit the scope or content of this Agreement, and shall not be considered in any construction or interpretation of this Agreement or any part hereof.

      (d) This Agreement shall not be construed in any way as to make the Owners hereto partners or joint venturers or render either of said parties liable for the debts or obligations of the other.

      (e) This Agreement shall be binding upon and inure to the benefit of the Owners' successors and assigns.

      (f) This Agreement may be amended, modified, or terminated at any time by a declaration in writing, executed and acknowledged by both Owners who have executed the Agreement or their successors or assigns; in any event, this Agreement shall not be unilaterally amended, modified or terminated.

      (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      (h) Each signatory to this Agreement shall be jointly and severally liable for the performance of the duties and obligations contained herein.

      (i) If any provision of this Agreement is found to be in conflict with the Master Deed or any Amendment thereof, then the provision in conflict shall yield to the terms of the Master Deed. All other provisions of this Agreement shall continue to be binding upon the Owners.

      (j) Certain capitalized terms contained herein are depicted and identified in the Condominium Plans of the Sixth Amendment.




                      (Signatures to follow on next page.)


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                     MEADOWBROOK:

                                     MEADOWBROOK INSURANCE GROUP, INC.,
                                     a Michigan corporation

                                              /s/ Merton J. Segal
                                     -------------------------------------------
                                     By:      Merton J. Segal
                                              Its:  Chairman

                                     CENTER:

                                     MB CENTER II, LLC, a Michigan limited
                                     liability company

                                     By:  Kirco Development LLC, a Michigan
                                          limited liability company
                                              Its: Manager

                                                   /s/ A. Mathew Kiriluk, II
                                              ----------------------------------
                                              By:  A. Mathew Kiriluk, II
                                                   Its: President

State of Michigan          )
                           ) ss
County of                  )
          -----------------

      The foregoing instrument was acknowledged before me this ____ day of May, 2005, by Merton J. Segal, the Chairman of Meadowbrook Insurance Group, Inc., a Michigan corporation, on behalf of said corporation.

                                              ----------------------------------
                                                               , Notary Public
                                              -----------------
                                                            County, Michigan
                                              --------------
                                              My commission expires
                                                                   -------------
                                              Acting in the County of
                                                                     -----------

State of Michigan          )
                           ) ss
County of Oakland          )

      The foregoing instrument was acknowledged before me this ____ day of May, 2005, by A. Mathew Kiriluk, II, the President of Kirco Development LLC, a Michigan limited liability company, the Manager of MB Center II, LLC, a Michigan limited liability company, on behalf of said limited liability company.

                                              ----------------------------------
                                                               , Notary Public
                                              -----------------
                                                            County, Michigan
                                              --------------
                                              My commission expires
                                                                   -------------
                                              Acting in the County of
                                                                     -----------


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

                                  EXHIBIT "A-1"

                                    RENDERING


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14

                                  EXHIBIT "A-2"

               DEPICTION OF RECIPROCAL EASEMENTS, COMMON AREAS AND
            LIMITS OF OWNERSHIP IN THE CONNECTOR AND UNITS 13 AND 14


                                     RECIPROCAL EASEMENT AND OPERATION AGREEMENT
                                          American Commerce Centre Units 13 & 14